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                                                                    Exhibit 32.1

                                                                         Page 20


                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

          In connection with the Report of Allegheny Bancshares, Inc. (the "Company") on Form 10-Q for the period ending June 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, William
A. Loving, Jr., Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

          1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

          2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

          No purchaser or seller of securities or any other person shall be entitled to rely upon the foregoing certification for any purpose. The undersigned expressly disclaim any obligation to update the foregoing certification except as required by law.


                                        /s/ WILLIAM A. LOVING. JR.
                                        ----------------------------------------
                                        William A. Loving, Jr.
                                        Chief Executive Officer

                                        August 9, 2007